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                                                                    EXHIBIT 10.5

                                  OFFICE LEASE

         THIS OFFICE LEASE (the "Lease"), is made and entered into effective as of this 1st day of March, 2004, by and between HDP - KANSAS CITY, L.L.C., the "Landlord," and U.S. PREMIUM BEEF, LTD. the "Tenant".

                                   BASIC TERMS

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
1.   PREMISES:                                   Suite 501, consisting of approximately 2,727 rentable square feet and located on the 5th floor of the Building. See Exhibit A attached hereto.

     BUILDING:                                   12200 Ambassador Drive, Kansas City, MO

2.   COMMENCEMENT DATE:                          March 1, 2004

     EXPIRATION DATE:                            February 28, 2006

3.   TERM:                                       24 months

4.   BASE RENT:                                  Base Rent                         Base Rent
                                                 (per rentable square foot)

     Months                                                                        (monthly installments)
     1-24                                        $10 per square foot               $ 2,272.50 per month

5.   ADDRESS OF LANDLORD FOR NOTICES:            HDP - Kansas City, L.L.C.
                                                 c/o Higgins Development Partners
                                                 101 East Erie Street, Suite 800
                                                 Chicago, IL 60611
                                                 Attn:  Kent Knautz
                                                 Facsimile:  312-943-9768

6.   ADDRESS OF TENANT FOR NOTICES:              12220 Ambassador Drive, Suite 501
                                                 Kansas City, Missouri 64163
                                                 Attn: President

7.   BROKER(S):                                  None

8.   GUARANTOR(S):                               None

9.   SECURITY DEPOSIT:                           $ 0

10.  EXHIBITS:                                   Exhibit "A" - Premises
                                                 Exhibit "B" - Rules and Regulations

         WITNESSETH:

         For and in consideration of the rents, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

         1. PREMISES AND COMMON AREA: (a) Landlord, for and in consideration of the rents, covenants and agreements hereinafter specified to be paid, kept and performed by Tenant, leases to Tenant, and Tenant hereby accepts, the Premises (as defined in the Basic Terms) on an AS IS, WHERE IS basis. In addition to the Premises, Landlord shall provide Tenant with access to the storage room located behind the East elevators on an

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AS IS, WHERE IS basis, end such use of the storage area shall be on a rent-free basis, but subject to all other terms and conditions of this Lease.

                  (b) Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term. For purposes of this Lease, "Common Area" means the parking area, driveways, loading docks, lobby areas, multi-tenant corridors and landscaped areas, as well as other areas of the Building and Land which Landlord may designate from time to time as common area available to all tenants. Landlord, at Landlord's sole and exclusive discretion, may make changes to the Common Area provided that such changes do not prevent use of the Common Area by Tenant except as otherwise provided in the last sentence of this subsection (b) Landlord's rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or alterations, (ii)to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord's reasonable judgment; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise Rules and Regulations concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area.

         2.       SECURITY DEPOSIT: [Intentionally Deleted.]

         3.       TERM:

                  A. The Lease term shall commence on the Commencement Date (as stated in the Basic Terms). The Lease term shall be for the Term (as stated in the basic Terms) and shall end at midnight on the last day of said period (the "Expiration Date").

                  B. Either party shall have the right to terminate this Lease prior to the Expiration Date with six (6) months advance written notice to the non-terminating party. Such early termination notice shall expressly set forth the last day of the Lease term. In the event Tenant shall fail to quit and vacate the Premises upon the expiration or the termination of this Lease, as set forth in the early termination notice, then Tenant shall immediately be in default of the terms and conditions of' this Lease, and Landlord shall be able to pursue any rights or remedies it may have available to it under the terms of this Lease, including but not limited to the terms and provisions set forth in
Section 28 below.

         4. ACCEPTANCE OF PREMISES: Tenant's occupancy of the Premises establishes Tenant's acceptance of the Premises, the Building and the Land in an "AS IS - WHERE IS" condition. All warranties, express or implied, are hereby waived and disclaimed by Tenant.

         5.       RENT:

                  (a) Base Rent. Tenant agrees to pay Landlord at such place as Landlord shall designate from time to time, Rent as follows: Tenant will pay Base Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Commencement Date and continuing on the first day of each and every calendar month after the Commencement Date during the Term through and including the Expiration Date, except that Tenant shall pay the first month's Base Rent within ten (10) days after full execution of this Lease. Base Rent shall be payable in equal monthly installments subject to
                  Section 7.

                  (b) Additional Rent. In addition to the Base Rent, Tenant shall pay during the Lease Term as additional rent ("Additional Rent"), all other sums or amounts provided for in this Lease, which are to be paid for by Tenant.

         6.       RENT ADJUSTMENT: [Intentionally Deleted.]

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         7.       PRORATION OF FIRST AND LAST MONTH'S RENT: Tenant's obligation to pay Rent under this Lease will commence upon the Commencement Date. The parties hereto acknowledge and agree that, as of March 1,2004, Landlord has not received notice of termination from Farmland Industries, Inc. of that certain Build-To-Suit Lease/Sublease Agreement (the "Farmland Lease") by and among HDP-Kansas City, L.L.C. and Farmland Industries, Inc. dated September 9, 1999. Although it is anticipated that Farmland Industries, Inc. intends to terminate the Farmland Lease, such termination has not been received by Landlord as of March 1, 2004. Tenant hereby holds Landlord harmless in the event such Farmland Lease is not terminated by Farmland Industries, Inc. If the Commencement Date occurs on any day other than the first day of a calendar month, then all Rent provided shall he prorated for that month, and the Lease Term shall be adjusted accordingly. If Tenant's lease shall end on any other day other than the last day of a calendar month, then all Rent shall be prorated for that month.

         8. USE: Tenant agrees that it shall occupy and use the Premises for general office use, and for no other purpose, and that it will conduct its business in such a manner as will not interfere with or infringe upon the rights of any other tenants or occupants of the Building, or disturb their quiet enjoyment, or interfere with any services to be provided to any Common Areas or to any other tenant within the Building, or which may invalidate or increase the premium cost of any insurance carried on the Building. Tenant further agrees that it will observe and comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of all governmental authorities affecting the Premises, specifically relating to Tenant's use of the Premises, and that it will not use or permit the use of the Premises for any unlawful, disreputable or hazardous use. In no event shall Tenant he required to make alterations so the Premises, whether structural, mechanical or otherwise, to comply with such laws, or to remove any hazardous substance not placed on the Premises by Tenant or its employees, contractors or invitees. Tenant shall not use or occupy the Premises in violation of the certificate of occupancy. Tenant shall obtain all licenses, permits or other authorizations from any governmental or quasi-governmental agencies needed for the operation of Tenant's business on the Premises. For purposes of this section, the Maximum Occupancy Density shall he computed as if all occupants, employees and/or independent contractors of Tenant stationed at the Premises is present at the Premises at any given time.

         9.       SERVICES:

                  A. If Tenant is not in default under this Lease, then Landlord agrees to furnish Tenant during the Lease Term, the following services consistent with those services provided to other class A office building:

                  (i) Heating and Air Conditioning: Landlord agrees to supply heating and air conditioning when necessary for normal comfort in the Premises from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturday from 8:00 a.m. to 1:00 p.m., exclusive of holidays ("Normal Business Hours"). When machines or equipment are used in the Premises that generate heat or in any way affect the temperature otherwise maintained by the air conditioning system, or when occupancy of the Premises or electrical load exceeds standards set from time to time by building management, Landlord reserves the right to require Tenant to install (or, at Landlord's option, to require Tenant to reimburse Landlord for its installation
         of) supplementary air conditioning and/or ventilation units in the Premises, in such manner, and of such kind or quality as Landlord may in its sole discretion determine. Tenant shall bear all costs and expenses related to this installation, including maintenance and operation of any such unit(s). Landlord further agrees that heating or air conditioning services for the Premises at times other than Normal Business Hours shall be provided on the condition that Tenant shall pay as Additional Rent the entire cost of such additional services based upon prevailing rates (on an hourly basis). Landlord reserves the right to set reasonable requirements for prior notice of the need for off-hours services.

                  (ii) Electricity: Landlord agrees to supply electrical wiring and facilities for standard building lighting fixtures provided by the Landlord and for Tenant's normal office uses during Normal Business Hours, but not including electrical service required for any item of equipment which requires voltage other than 120 volts. Landlord shall not be responsible for providing electricity required for any electrical equipment requiring voltage other than 120 volts single phase, and Tenant's equipment and the Premises lighting may not exceed an average of five (5) watt per square foot of the Premises. No electrical circuit for the supply of Tenant's incidental uses will have a current capacity exceeding 15 amperes; and electricity to be used by Tenant shall be only for equipment and accessories normal to office usage. Landlord reserves the right to require Tenant to install (or, at Landlord's option, to require Tenant to

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         reimburse Landlord for its installation of) conduit wiring and other equipment necessary to supply electricity for Tenant's use requirements in excess of those set forward in this subsection at Tenant's expense by arrangement with the approved electrical utility, if applicable. If Tenant's electrical usage as determined either by metering, submetering or an electrical usage survey exceeds normal electrical usage to be provided by Landlord hereunder, Tenant further agrees to pay monthly as Additional Rent the entire cost of providing such excess electricity.

                  (iii) Water: Landlord agrees to supply water to the Common Areas of the Building from regular Building outlets for drinking, lavatory and toilet purposes.

                  (iv) Janitorial: Landlord agrees to furnish to the Common Areas and to the Premises reasonable janitorial services and normal trash removal customarily furnished by similar office buildings in the suburban Platte County area.

                  (v) Elevator: Landlord shall supply appropriate elevator services for the Building during Normal Business Hours and at all other times shall provide what Landlord deems to be sufficient elevator service, subject always to reasonable security requirements, to permit Tenant reasonable access to the Premises.

                  (vi) Maintenance: Routine maintenance and electric lighting service (including lamp replacement), will be provided by Landlord for all Common Areas and service areas of the Building in the manner Landlord deems appropriate, including, without limitation, snow and ice removal.

                  (vii) Backup Generator. The parties acknowledge that a backup generator services the Building. Landlord shall maintain such backup generator during the Term of the Lease. Notwithstanding the above, Landlord makes no representations or warranties as to the sufficiency of such backup generator to serve Tenant's operational needs in the Premises.

                  (viii) Lobby Desk and Security: Landlord shall provide a person to work at the lobby desk of the Building during normal business hours. Landlord shall further provide a card key access system for after hours use of the Premises by the Tenant. Notwithstanding the above, Landlord shall have no liability to the Tenant, Tenant's agents, servants, employees, customers, invitees, licensees or any person entering the Premises or the Building under the invitation of Tenant or any assignee or subtenant of the Tenant (all of whom, exclusive of Tenant only, are hereinafter jointly and severally referred to as "Invitees") for any losses resulting from theft, burglary or damage done to persons on the Premises, and Landlord shall not be required to insure against such losses.

                  B. If Tenant requests additional work or services from Landlord, then Landlord may furnish such additional work or service in Tenant at Landlord's option. If Landlord performs such work or service for Tenant, then Tenant agrees to pay Landlord any additional costs associated with this work, including a reasonable administrative or overhead charge.

                  C. Services and utilities provided to the Building or the Premises by Landlord are not warranted by Landlord to be free from interruption. Landlord is not responsible or liable for any injury, damage, loss or inconvenience resulting from failure to furnish any of the services or utilities which Landlord agrees to provide; however, Landlord shall use commercially reasonable efforts to restore any services or utilities that are interrupted. Failure to provide any such service will not constitute a default under this Lease, is not an eviction, and does not entitle Tenant to any reduction, offset or abatement in the payment of Base Rent or Additional Rent under this Lease; provided, however, that if the interruption or cessation of utilities resulted from a cause within Landlord's exclusive control and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and Additional rent shall be abated for the period which commences five(5) business days after the date Tenant gives to Landlord written notice of such interruption until such time as the utilities required for the conduct of Tenant's business are restored. Tenant shall not be entitled to such abatement if Tenant is in fact conducting business in the Premises during such interruption of utilities.

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                  D.       Tenant shall be solely responsible for the
installation, use and maintenance of telephone and other communication services to the Premises. Landlord shall have the right to direct and approve the location and method of installation of all wires and other equipment to be installed in the Premises and the Building, as well as the contractor performing any such work in the Building. In no event shall Landlord be responsible for payment for such installation, use or maintenance of the telephone or other communication services. Tenant shall not have the right to install wiring or other equipment outside of the Premises without the advance written consent of Landlord, and agrees to coordinate such efforts with Landlord. All expenses incurred by Landlord in connection with such telephone or communication services shall be payable by Tenant as Additional Rent.

         10.      REPAIRS AND MAINTENANCE:

                  A. Landlord agrees to maintain the structure, roof, exterior walls, exterior doors, exterior windows, public restrooms, public elevators, all plumbing, heating, air conditioning and similar equipment and the corridors of the Building of which the Premises is a part, and the grounds and parking areas serving the Building, in good repair and in a manner which is consistent with the maintenance and repair of other class A office buildings. Such maintenance and repair costs incurred by Landlord shall be at Landlord's sole cost and expense; provided, however, that if any repairs to any part of the Building or any such equipment installed in or used in connection with the Building or any of the grounds or parking areas serving the Building are necessitated by the negligent act or omission of Tenant or its Invitees, Tenant shall immediately reimburse Landlord for the cost thereof upon demand, as Additional Rent.

                  B. Tenant shall be responsible for the Premises and at Tenant's cost, shall keep it in a safe, neat and attractive condition. Tenant shall pay for all redecoration, remodeling, alteration and painting of the Premises desired by Tenant, which must be approved by Landlord. Tenant shall also pay for the repair and maintenance during the Lease Term of all special equipment or improvements installed in the Premises, including, but not limited to, supplemental air handling units, dishwashers, icemakers, disposals, showers, sinks, commodes, glass walls and other similar equipment or improvements. All improvements by Tenant shall be subject to Section 12.B. below.

         11. ASSIGNMENT AND SUBLETTING: Tenant shall not assign or mortgage this Lease or sublet all or any portion of the Premises without Landlord's prior written consent, in each instance, which such consent will be granted in Landlord's sole discretion. Any request for Landlord's written consent shall be accompanied by a copy of the proposed assignment or sublease, which must be ins form acceptable to Landlord. No assignment, mortgaging, or subletting, if consented to by Landlord, shall relieve Tenant of its liability under this Lease. Tenant shall pay to Landlord, in consideration for Landlord's written consent to the assignment or sublease, all rent and other consideration received by Tenant from any such assignee or subtenant which is in excess of the rental obligation required under the terms of this Lease for the Premises or portion thereof for which the consent of Landlord is requested. Consent by Landlord so any assignment or sublease shall not operate as a waiver of the necessity for Tenant to obtain the prior written consent of Landlord to any subsequent assignment, mortgaging or subletting and the terms of any such consent shall be binding upon the assignee, mortgagee or subtenant. Any transfer of this Lease by merger, consolidation, or liquidation or any change in ownership of or power to vote the majority of outstanding voting stock of Tenant or, if Tenant is a partnership, any withdrawal, replacement, or substitution of any partner or partners, either general or limited, whether as the result of a single or series of transactions, shall constitute an assignment for purposes of this Lease. Notwithstanding the above, Tenant, without Landlord's consent (provided that Tenant is not in default in the performance of its obligations under this Lease), may cause an assignment or subletting (each, a "Transfer") to an Affiliate of Tenant if Tenant (a) notifies Landlord at least thirty (30) days prior to such Transfer; (b) delivers to Landlord, at the tune of Tenant's notice, current financial statements of Tenant and the Affiliate that are reasonably acceptable to Landlord; and (c) the Affiliate assumes and agrees ins writing delivered to and reasonably acceptable to Landlord to perform Tenant's obligations under this Lease arising after such Transfer and to observe all terms and conditions of this Lease. For purposes of this Section 11, the term "Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting interests of the entity.

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         12.     IMPROVEMENTS; ALTERATIONS:

                  A. Tenant shall make no alterations, improvements or changes to the Premises or the Building without Landlord's prior written consent, which consent shall not he unreasonably withheld or delayed. Unless Landlord shall otherwise agree, any alterations, improvements or changes to which Landlord may consent shall be done either by or tinder the direction of Landlord, but at the sole cost of Tenant and pursuant only to such plans, specifications and agreements approved in writing by Landlord. By consenting to or approving any plans, specifications and agreements for any alterations, improvements or changes which Tenant desires to make to the Premises, Landlord does not warrant and shall assume no responsibility or liability for the completeness, design sufficiency, or compliance of such plans with all applicable laws, rules and regulations of governmental agencies or authorities. If Landlord performs such work for Tenant, then Tenant agrees to pay Landlord any additional costs associated with this work, including a reasonable administrative or overhead charge.

                  B. Tenant will keep the Building and Common Areas free from any mechanics', materialmen's, designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

         13.      SIGNAGE:

                  A. Landlord hereby approves of Tenant's signage in place as of January 15, 2004.

                  B. Tenant shall not display, inscribe, paint or affix any sign, picture, advertisement or notice visible from anywhere outside the Premises without Landlord's prior written consent. Such consent may he granted in Landlord's sole discretion. If consented to by Landlord, any such sign will meet all requirements set by Landlord, will be maintained at Tenant's expense and removed at the termination of this Lease at Tenant's expense. Tenant will immediately repair any damage to the Building or Premises caused by such removal. Tenant shall have the right to place its name on the front sign by the entrance of the building; provided (i) all costs associated therewith shall be solely borne by Tenant, (ii) Tenant shall be responsible for obtaining all governmental approvals, and (iii) Tenant shall obtain Landlord's prior approval as to the location and design of the signage prior to installation by Tenant.

         14.      RISK OF LOSS - INDEMNITY:

                  A. Landlord shall not be responsible or liable to Tenant for any injury, loss or damage to persons or property occurring in or on the Premises regardless of cause (except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees), it being understood and agreed that all risk of loss shall be borne by Tenant.

                  B. Subject to Section 15.D. hereof, Tenant agrees to indemnify and save Landlord harmless from and against any and all claims and demands (except to the extent caused by the gross negligence or willful misconduct of Landlord or its agents, contractors or employees) for, or in connection with, any accident, injury, loss or damage whatsoever caused or alleged to have been caused in whole or in part to any person or property arising, directly or indirectly, out of the business conducted in the Premises or occurring in or on the Premises, or arising from any act or omission of Tenant or any assignee or subtenant of Tenant or their respective licensees, agents, employees or contractors, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon.

         15.      INSURANCE:

                  A.       Tenant, at its own cost and expense, shall maintain:

                  (i) Commercial general liability insurance on an occurrence basis protecting and insuring Landlord, Landlord's mortgagees, and Tenant against claims and liabilities for injury or damage to persons or property or for the loss of life or property occurring upon, in or about the Premises, the Building or the Land, or the contiguous sidewalks, parking lots, driveways and private streets, caused by or resulting from any act or omission of Tenant, its employees, agents, contractors, customers, guests, licensees or invitees,

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         such insurance to afford minimum protection during the Lease term in such amounts as Landlord shall from tune to time designate by written notice to Tenant, but in no event less than Two Million Dollars ($2,000,000) combined single limit coverage per location for bodily injury, including death, and for property damage liability or a combination thereof. Such insurance shall contain coverage for broad form property damage and contractual liability (including, without limitation, that specifically assumed herein). Any policy shall (i) be endorsed to name Landlord and its property manager an additional insureds, without qualification, limitation, or reservation; (ii) be endorsed to he primary to and noncontributory with any insurance maintained by Landlord and its property manager; (iii) contain a separation of insureds clause in the policy; and (iv) contain a waiver of any rights of subrogation in favor of Landlord and ha property manager. Landlord shall notify Tenant of any change in its property manager and Tenant shall have a reasonable period thereafter to update its insurance certificate;

                  (ii) Insurance in accordance with the applicable laws relating to workers' compensation, with respect to all of the Tenant's employees working on the Premises, regardless of whether such coverage or insurance is mandatory or merely elective under the law. Tenant shall also maintain employer's liability coverage with limits of not less than One Million Dollars ($1,000,000) per accident Any policy shall contain a waiver of rights of subrogation in favor of Landlord and its property manager. If Landlord is required by any applicable law to pay any workers' compensation premiums with respect to employees of Tenant, Tenant shall reimburse Landlord for such payment,

                  (iii) Fire insurance in an amount adequate to cover the cost of replacement of all equipment, installations, fixtures and contents in the Premises, including leasehold improvements paid for by Tenant, in the event of loss or damage by fire and against loss or damage by other risks now or hereafter embraced by so called "All-Risk Coverage", with protection against vandalism, malicious mischief and sprinkler leakage; and

                  (iv) When required by Landlord, such other insurance against other insurable hazards and in such amounts as may from time to time be commonly and customarily insured against and are generally available for tenants in first class office buildings in the City of Kansas City, Missouri.

                  B. Tenant will not do or commit, or permit to be done or committed, any act or thing which might cause any policy or policies of insurance written in connection with the Building, the Land or property therein, to become void or suspended, or which might cause the insurance risk on the Building, the Land or property therein, to be rendered more hazardous or otherwise increase the rate of premium for any such insurance over the rate in effect at the commencement of the Lease term. All property kept, stored or maintained within the Premises by Tenant shall be at its sole risk. Tenant, at its own expense, shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters responsible for the geographic area in which the Premises is located or any other body exercising similar functions.

                  C. All such insurance shall be effected under valid and enforceable policies (which may cover the Premises and other locations), shall be issued by insurers of recognized responsibility acceptable to Landlord, and shall contain a provision whereby the insurer agrees not to cancel or materially alter the insurance without thirty (30) days' prior written notice to Landlord. On or before the Commencement Date of this Lease, Tenant shall furnish Landlord with certificates and copies of policies evidencing the aforesaid insurance coverage. All insurance maintained by Tenant shall be primary coverage to the extent Tenant has agreed to indemnify, save harmless and/or release Landlord, its agents, servants, employees, customers, invitees, licensees and mortgagees, or any one or more of them, from liability for such claim or liability pursuant to any other provision of this Lease, and as to such claim or liability, any insurance maintained by Landlord shall be excess coverage and non-contributory. Renewal policies or certificates therefor shall be furnished to Landlord at least thirty (30) days prior to the expiration date of each policy for which a certificate was theretofore furnished.

                  D. Landlord shall cause any insurance policy carried by Landlord on or relating to the Premises and Tenant shall cause any insurance policy carried by Tenant on or relating to the Premises to be written in such a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant, as the case may be, in connection with any loss or damages covered by such policies. Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby

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releases the other (the "Released Party") from any liability or responsibility
(to the Releasing Party or anyone claiming through or under the Releasing Party by way of subrogation or otherwise) which the Release Party would, but for this Paragraph D. have had to the Releasing Party during the terns of this Lease resulting from the occurrence of any accident or occurrence or casualty (i)which is or would be covered by a fire and extended coverage policy (with a vandalism and malicious mischief endorsement attached) or by sprinkler leakage, boiler and machinery or water damage policy in the State of Missouri (irrespective of whether such coverage is being carried by the Releasing Party), or (ii)covered by any other casualty or property damage insurance being carried by the Releasing Parry at the time of such occurrence, even if such casualty resulted in whole or in part from any act or neglect of the Released Party, its partners, officers, agents or employees; provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the willful, wanton or premeditated action or omission of the Released Party.

         16. LANDLORD'S USE: Landlord reserves the right at all reasonable times upon prior notice to Tenant (except in the case of emergencies) to enter and he upon the Premises fur the purpose of examining same, to show the same to prospective purchasers and mortgagees, and for such repairs, alterations, additions, installations and removals as Landlord may deem proper or useful for serving the Premises or the Building; provided that Landlord shall use reasonable efforts nor to unreasonably interfere with Tenants use and operation of the Premises. At all times during the Term of this Lease, Landlord shall have the right to enter upon the Premises at all reasonable times upon prior notice to Tenant (except in the case of emergencies) and exhibit the same to prospective tenants or purchasers.

         17. DAMAGED OR DESTRUCTION: If the Premises is damaged by fire or other casualty, Landlord may, at its option, exercisable within sixty (60) days of the date of such damage, elect either to repair and restore the same or to terminate this Lease. If Landlord shall elect to repair or restore the Premises, is shall do so at its own expense within a reasonable time thereafter and rent shall abate from the dare of such damage or destruction until the Premises is ready for occupancy in the proportion that the untenantable square foot area of the Premises bears to the total square foot area of the Building. If Landlord shall elect to terminate this Lease, this Lease will terminate as of the date of such damage or destruction. In the event that the Building cannot, in the reasonable determination of Landlord, be restored to tenantable condition within sixty (60) days of the date of such damage or destruction, Tenant shall have the right to terminate this Lease by written notice to Landlord within fifteen (15) days after such determination by Landlord, which termination will he effective as of the date of such damage or destruction. Landlord in its work to repair and restore the Premises shall not be required to exceed the scope of the work required to be done by Landlord in originally constructing the Premises or the proceeds of any available insurance, whichever is less.

         18.      CONDEMNATION:

                  A. If the whole of the Premises shall he taken for any public or quasi public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall automatically terminate as of the date that possession shall be taken.

                  B. If only a portion of the Premises shall be so taken, but in the reasonable determination of Landlord the remaining Premises cannot he restored to a functional building for use by Tenant as herein contemplated, then either Landlord or Tenant shall have the right to terminate this Lease as of the date that possession shall be taken upon giving written notice to the other party within sixty (60) days after such taking. If no such election is made to terminate this Lease, Landlord shall restore the Premises to an architectural unit as nearly like its condition prior to such taking as shall be practicable, but such work shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises or the amount of any available condemnation proceeds. If this Lease is not terminated, as hereinbefore provided, all of its terms shall continue in effect, but the rent, or a fair and just proportion thereof, according to the nature and extent of the damage to the Premises, shall be suspended or abated.

                  C. All compensation awarded or paid upon a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, depreciation to, damage to, cost of removal of, or for the value of moving expenses and personal property taken, so long as such claim shall not diminish or otherwise adversely affect Landlord's award.

         19.      DEFAULT:

                  A. If (1) Tenant shall fail to pay any rent or any other sum of money due hereunder when due and such failure shall continue for a period of five (5) days after such due date, (2) Tenant shall fail to perform or comply with any other covenant or agreement herein contained and such failure shall continue for a period often (10) days after written notice thereof is given Tenant (or such additional period as may be reasonably required to cure such default, if the default is of such a nature that it cannot be cured within such 10-day period, provided Tenant commences cure within said ten (10) days, and thereafter diligently prosecutes cure to completion), (3) any guarantor under this Lease dies, or (4) Tenant or any guarantor under this Lease (if an entity) dissolves or liquidates, then Tenant shall be in default under this Lease, and at any time thereafter Landlord may, at its option:

                  (i)      terminate this Lease; or

                  (ii) effect or pay or perform that obligation as to which the Tenant is in default, and the Tenant shall thereupon be indebted to the Landlord for all amounts so paid or advanced and all costs and expanses incurred in connection therewith, such indebtedness to be payable on demand; or

                  (iii) reenter, take possession of the Premises and remove all persons and property therefrom (any property so removed may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant), and without being deemed guilty of trespass, or liable for any loss or damage occasioned thereby.

If Tenant shall, after default, voluntarily give up possession of the Premises to Landlord, or deliver the keys to the Premises to Landlord, or both, such actions shah be deemed to be in compliance with Landlord's rights and the acceptance thereof by Landlord shall not be deemed to constitute a surrender of the Premises. Should Landlord elect to reenter, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or, without terminating this Lease, may relet the Premises (or any part thereof) for such term or terms (including a term extending beyond the Lease term), at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of any costs and expenses of such reletting, including brokerage fees, attorney's fees and cost of any alterations and repairs which Landlord, in its sole judgment, deemed necessary in connection with such reletting; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent or damage as the same may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during said month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord monthly. No such reentry or retaking of possession by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  B. The acceptance of any sums of money from Tenant after the expiration of any five (5) day or ten (10) day notice as above provided may, at Landlord's option, be taken robes payment on account by Tenant and shall not constitute a waiver by Landlord of any of its rights hereunder or at law, nor shall it reinstate this Lease or cure a default on the part of Tenant.

         20. ABANDONMENT: If Tenant shall vacate the Premises or abandon the Premises for any period in excess of fourteen (14) days, Landlord shall have the right to enter upon the Premises and exhibit it to prospective tenants, and at its option, upon ten (10) days' prior written notice to Tenant, to terminate this Lease thereafter by giving ten (10) days' prior written notice to Tenant.

         21. RIGHTS AND REMEDIES: The rights and remedies hereunder and any others provided by law shall he construed as cumulative and no one of them is exclusive of any other right or remedy. Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. A party shall be entitled to an injunction in proper cases to enforce any part or parts of this Lease or to prevent or stop any violation or default on the part of the other party. A waiver of any default, breach or failure shall not be construed as a continuing waiver or as a waiver of any subsequent default, breach or failure. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by its exercise on one or more occasions, but shall be a continuing right and power for the full Lease term.

         22. ATTORNEY'S FEES AND COSTS: If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, costs and expenditures) from the nonprevailing party.

         23. RELOCATION OF TENANT: Upon not less than forty-five (45) days prior written notice to Tenant, Landlord may relocate Tenant to other space of comparable size and quality within the Building, so long as both Tenant is relocated to space that is contiguous to space of which National Beef Packing Company, L.P. has been relocated and provided further that each is provided the same electrical back-up and configuration of space and amenities as is provided in the Premises. Landlord will move or pay for physically moving Tenant's personal property and equipment to the new space and will reimburse Tenant for reasonable, documented out-of-pocket costs Tenant incurs in connection with the relocation. Prior to or concurrently with the relocation, Landlord will prepare, and the parties will execute, an amendment to this Lease to evidence the relocation and make any necessary changes to the Basic Terms resulting from the relocation.

         24.      SUBORDINATION-ASSIGNMENT OF LEASE BY LANDLORD-ESTOPPEL
CERTIFICATES:

                  A. This Lease shall be subject and subordinate to any existing or future mortgages or deeds of trust placed by Landlord on the Building or the Common Area; provided, however, that Landlord may, at its option, by written document duly recorded in the applicable Office of the Register of Deeds, cause this Lease to become superior to any mortgage or deed of trust on the Building, the Common Areas or any portion thereof. Tenant shall execute a written document evidencing such subordination to any mortgages affecting the Building or the Common Areas in form and substance reasonably acceptable to Landlord. Further, at Landlord's option, this Lease may be assigned by Landlord to any mortgagee or cestui que trust as additional security fur any loan so Landlord, and Tenant upon request shell acknowledge receipt of notice of each such assignment. Such assignment may be recorded and Tenant shall, upon notice of such assignment, comply with the terms thereof. At the option of the holder or beneficiary of any encumbrance upon the Building or the Common Areas, Tenant agrees that no foreclosure of such encumbrance, nor the institution of any suit, action, or proceedings against Landlord, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant, Upon request, Tenant agrees to execute such instruments satisfactory to the holder, beneficiary, or purchaser at a foreclosure proceeding whereby Tenant attorns to such successor in interest. In the event of such transfer, this Lease and Tenant's rights hereunder shall continue undisturbed so long as Tenant is not in default hereunder beyond any applicable notice and cure periods hereunder.

                  B. Within ten (10) days after Landlord's request therefor, Tenant shall execute a written instrument to Landlord or any other person, firm or corporation specified by Landlord, certifying: (a) that Tenant has accepted the Premises, is in occupancy, and is paying rent on a current basis with no off-sets or claims, or if it is not paying rent on a current basis or does have off-sets or claims, Tenant shall specify the status of its rental payments and the basis and amount claimed due as off-sets or claims; (b) that this Lease is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect as so modified, and identifying any such modification; (c) whether or not there are any off-sets or defenses then existing in favor of Tenant against the enforcement of any of the terms, covenants and conditions of this Lease, and if so, specifying the same, and also whether or not Landlord has observed and performed all of the terms, covenants and conditions on the part of Landlord to be observed and performed, and if not, specifying the same; and (d) the dates to which monthly base rent, additional rent and all other charges equivalent to rent hereunder have been paid. Such request may be made by Landlord at any time and from time to time during the Lease term.

                  C. Landlord and any party succeeding to Landlord's interest herein may transfer, assign, convey or otherwise dispose of this Lease and in such event shall be free from and relieved of all covenants and obligations of the Landlord herein and from any liability resulting from any act or omission or event occurring after such conveyance or other disposition. Any party succeeding to Landlord's interest herein shall be deemed to have agreed to assume and carry out any and all of the covenants of Landlord under this Lease, so long as it shall hold such interest, all without further agreement between the parties hereto or their successors in interest.

         25. BANKRUPTCY: The filing of any petition in bankruptcy or insolvency or for reorganization under any bankruptcy act by or against Tenant, or Tenant's making of a voluntary assignment for the benefit of its general creditors, or the filing of any petition for an arrangement or composition under any bankruptcy act, or the appointment of a receiver or trustee after notice and hearing to take charge of its business, or the filing of any other petition or application seeking relief under any other federal or state laws now or hereafter providing for the relief of debtors, shall automatically constitute a default in this Lease by Tenant for which Landlord may, at any time or times thereafter, as its option, exercise any of the remedies and options provided to Landlord in Sections 11 and 19 of this Lease; provided, however, if such petition is filed by a third party against Tenant and Tenant desires in good faith to defend the same, if Tenant is nor in default of any obligation hereunder at the time of the filing of such petition and within ninety (90) days thereafter procures a final adjudication that it is solvent and a judgment dismissing such petition, this Lease shall be fully reinstated as though such petition bad never been filed.

         26. RULES AND REGULATIONS: Tenant agrees to abide by all rules and regulations now or hereinafter in effect and applicable to the Premises, and all covenants and agreements therein contained. The rules and regulations in effect as of the date hereto are attached hereto as Exhibit "B".

         27. SURRENDER OF PREMISES; REMOVAL OF PROPERTY: Upon termination of this Lease, whether by expiration of its stated Term or otherwise, Tenant shall peaceably quit and surrender to Landlord the Premises in good condition and repair, ordinary wear and tear and damage by fire or other casualty excepted. All furniture, movable trade fixtures, and equipment installed by Tenant during or prior to the Commencement Date, will be removed by Tenant at termination of the Lease. All such removals shall be accomplished in a workmanlike manner so as not to damage the Premises or the Building, including the Structure or structural qualities of the Building or the plumbing, electrical lines, or other utilities. Except for movable office furnishings, equipment and trade fixtures owned by Tenant, all improvements, alterations or additions made by either Landlord or Tenant within the Premises shall become the property of Landlord when the Premises is vacated by Tenant and shall remain upon and be surrendered with the Premises without compensation to Tenant; provided, however, that Landlord may solely at its option, require Tenant to remove at the end of the Lease Term, any and all leasehold improvements installed by Tenant after the date of this Lease which are designated by Landlord and all fixtures, equipment and other property installed on or in the premises by Tenant and to thereafter restore the Premises. Except for damage by fire or casualty, the maintenance and care of such improvements during the term of this Lease shall be the responsibility of Tenant. If Tenant fails to remove any leasehold improvements, fixtures, equipment or property designated by Landlord for removal, Landlord may remove all or any portion of such improvements or property at Tenant's cost, with no obligation on the part of Landlord to preserve or store any such removed improvements, fixtures, equipment or property. Any such furniture, movable trade fixtures, and equipment not promptly removed by Tenant shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed, or otherwise disposed of by Landlord without notice to Tenant or obligation to compensate Tenant or to account therefore. Tenant shall pay Landlord, on demand, all costs incurred by Landlord in connection with such abandonment Tenant's obligation to observe or perform the provisions of this section shall survive the expiration or other termination of this Lease.

         28. HOLDING OVER: In the event Tenant or any of its successors in interest shall fail to quit and vacate the Premises upon expiration or termination of this Lease, then Tenant shall immediately be in default of the terms and conditions of this Lease, and such holding over shall constitute and be construed at Landlord's option as a tenancy at will, from month to month, and in such event Tenant shall pay 300% Rent for all the time Tenant retains possession of the Premises, or any part thereof, after the termination of this Lease, whether by lapse of time or by election of either party, pursuant to
Section 3 of this Lease, unless Landlord consents in writing to a specified allowable holdover period, and in addition Tenant shall pay all consequential damages, including attorney's fees, suffered by Landlord because of such holding over. Should Tenant hold over in any manner after expiration or termination of this Lease, such holding over by Tenant shall be subject to all terms, covenants and conditions of this

Lease which are not inconsistent with such holding over, and no such holding over by Tenant shall ever be construed as an extension of the Lease Term without Landlord's written consent.

         29. DELAYS BEYOND LANDLORD'S CONTROL: If performance of any obligation hereunder by Landlord is delayed due to fire, strikes or labor trouble, riots, acts of God, inability or difficulty in obtaining labor or materials, civil commotion, war, governmental laws, regulations, restrictions, or any other causes that are beyond such party's reasonable control, financial inability excepted, the period of delay shall be added to Landlord's time for performing such obligations and Landlord shall have no liability because of such delay.

         30. QUIET ENJOYMENT: Landlord agrees that subject to the terms, covenants, and provisions of this Lease, Tenant may upon observing and complying with all terms, covenants, and provisions of this Lease, peaceably and quietly occupy the Premises.

         31. BROKERAGE: Tenant represents that it has had negotiations with and dealt with a broker in connection with the negotiation and execution of this Lease and hereby agrees to pay such broker and to indemnify Landlord against any claim or liability in connection therewith.

         32. RELATIONSHIP OF PARTIES: Nothing contained herein shall he deemed or construed to create any principal-agent, partnership or other relationship between Landlord and Tenant, except that of landlord and tenant.

         33. NOTICE: Every notice required or permitted hereunder shall be in writing and shall be deemed duly served for all purposes if: (a) upon Landlord, by depositing a copy thereof in the United States mail, postage prepaid and certified, and addressed to Landlord at the address set forth in the Basis Terms, or at such other place or places an Landlord from time to time may designate in writing as the place for the payment of rent hereunder; or if (b) upon Tenant, by depositing a copy thereof in the United States mail, postage prepaid and certified, and addressed to Tenant at the address of the Premises, or by delivering the same in person to an officer of such party with written acknowledged receipt, or by overnight delivery, when appropriate, addressed to the party to be notified at the address of the Premises. Any such notice shall be effective as of the earlier of the date it is so delivered, mailed, or sent by overnight delivery.

         34. PARKING: Parking will be provided on-site on a non-reserved, rent-free basis. The use of Tenant's share of all parking spaces provided by Landlord for the Building shall be subject always to all applicable rules and regulations.

         35. LIMITED LIABILITY OF LANDLORD: Tenant understands and agrees that none of the Landlord's covenants, undertakings or agreements are made or intended as personal covenants, and that any liability for damage, breach or non-performance by the Landlord will be collectible only out of Landlord's interest in the Building. No personal liability is assumed by the Landlord, nor may any such personal liability beat any time asserted against the Landlord. If Landlord shall for any reason terminate its ownership of the Building. Tenant understands and agrees that any claim which Tenant may have against Landlord as of such date will be deemed to have been waived or terminated, it being understood that Tenant's recourse in the event of any such claim shall be any successor's respective ownership of the Building.

         36. HEIRS, SUCCESSORS AND ASSIGNS: The term "Tenant" as used in this Lease means and applies to whomever executes this Lease as a Tenant regardless of number, gender or nature or entity. If more than one Tenant executes this Lease, such Tenants shall be jointly and severally liable hereunder. Subject to the provisions of Sections 11 and 24 of this Lease, all covenants, conditions and agreements herein contained shall he binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         37. ENTIRE AGREEMENT: Tenant acknowledges that, except as expressly set forth herein, Landlord, its agents and employees have made no representations or warranties respecting the Premises, the Building or the Common Areas. If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect. This Lease contains the entire agreement between the parties. This Lease may be modified only by a writing signed by both parties. This Lease shall be governed by the laws of the State of Missouri.

         38.      HAZARDOUS MATERIALS:

                  A. Compliance with Hazardous Materials Laws: Tenant will not cause any Hazardous Material to he brought upon, kept or used on the Building or Common Areas in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Building or Common Areas that Tenant brings upon, keeps or uses on the Building or Common Areas and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Building or Land (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a general office facility). On or before the Expiration Date or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Building and Common Areas (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes so be present in, on, under or about the Building or Common Areas.

                  B. Definitions: For purposes of this Lease, "Hazardous Materials" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in she definitions of "hazardous substances," "hazardous wastes;" "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Commencement Date as the same may be interpreted by government offices and agencies. "Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Commencement Date that control, classify, regulate, list or define Hazardous Materials or require remediation of Hazardous Materials contamination.

                  C. Notice of Actions: Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant, the Building or the Common Areas that result from or in any way relate to Tenant's use of the Building or Common Areas immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any claim made or threatened by any person relating to damage, contribution liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord.

                  D. Disclosure and Warning Obligations: Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises, the Building or the Common Areas are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

                  E. Indemnification: Tenant releases and will indemnity, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord from and against any and all claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Building and Common Areas.(including water tables and atmosphere) that Tenant brings upon, keeps or uses on the Premises, the Building or the Common Areas, obligations under this section survive the expiration or earlier termination of this Lease.

         39.      PERSONAL GUARANTY: [Intentionally Deleted.]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LANDLORD:                                 TENANT:

HDP - KANSAS CITY, L.L.C.                 U.S. PREMIUM BEEF, LTD.

BY: /s/ John Kevin Poorman                BY: /s/ Steven D. Hunt
   --------------------------------          ----------------------------------
NAME: John Kevin Poorman                  NAME: Steven D. Hunt
TITLE: Vice President                     TITLE: CEO

                                    EXHIBIT A

                                    PREMISES

                                    EXHIBIT B

                              RULES AND REGULATIONS

                  A. Tenant, its agents, employees, customers, guests, licensees and invitees shall not loiter in entrances, nor in any way obstruct any sidewalks or parking areas. Canvassing, soliciting and peddling in the Building is prohibited.

                  B. Tenant shall not mark, drive rails, screw or drill into, paint or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work of the Building, except as necessary to hang paintings, certificates and similar decorations for reasonable office decoration.

                  C. No awnings or other projections shall be attached to the outside walls of the Building, and no window shades, blinds, drapes or other window coverings shall be hung in the Premises, without the prior written consent of Landlord.

                  D. The toilets and urinals shall not be used for any purposes other than those for which they were constructed, and no substance of any kind shall be thrown therein. Waste and excessive or unusual use of water shall not be allowed.

                  E. Tenant shall not use any apparatus, machinery or device in or about the Premises that will make any objectionable noise or vibration, and Tenant shall not connect any apparatus, machinery or device with electric wires to water pipes or air conditioning ducts without the prior written consent of Landlord.

                  F. Electrical wiring of every kind shall be introduced and connected only as directed by Landlord, and no boring or cutting for wires shall be allowed except with the prior consent of Landlord. All telephones, telephone call boxes, telephone cables and other related equipment shall be installed and located in such manner as is directed by Landlord.

                  G. Landlord's approval of the weight, size and location of all heavy equipment to be brought into the Building must be obtained prior to the same being brought into the Building, and all such property shall be moved into or out of the Building only during such time or times and at such entrances as may be designated by Landlord or Landlord's Agent. Further, all such moving must be done by professional bonded movers under the supervision of Landlord. Landlord shall not be responsible for any loss or damage to any such property from any cause, but all damage caused to such Building in the moving or maintaining of any such property shall be at the expense of Tenant

                  H. No tenant shall cause or permit any unusual or objectionable odors to escape from the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes. No tenant shall make, or permit to he made, any unseemly or disturbing noises, sounds or vibrations, or otherwise disturb or interfere with occupants of the Building or those having business with them. No tenant shall throw anything out of doors or in the corridors, stairways or in other common areas.

                  I. No additional lock or locks shall be placed on any door in the Building of which the Premises is a part without Landlord's prior written consent. Two keys to the Premises shall be furnished by Tenant to Landlord and all such keys shall at all times remain the property of Landlord.

                  J. All removals or deliveries of freight must take place during normal business hours and in the locations designated by Landlord from time to time.

                  K. All vehicles must be parked in striped, designated, parking areas. In order to keep all required fire lanes open, to protect persons and property from injury or damage due to fire or other casualty, to avoid unreasonably interfering with the rights of Landlord and other tenants within the Building, and such other tenants' Invitees, to keep all driveways, aisles, entry ramps, roadways, sidewalks and parking areas available for their intended uses, to provide suitable parking for visitors and the disabled, and to not unreasonably interfere with anyone's ingress and egress to the Building, Tenant agrees to restrict the parking of its motor vehicles and the motor vehicles of all of its Invitees to only those striped, designated parking areas provided for the Building, so that all roadways, driveways, aisles, entry ramps, sidewalks and pedestrian passageways shall remain open and unobstructed at all times for their intended use, and that those parking spaces designated as reserved for visitors and the disabled will be available to and used only by those for whom they are intended. Tenant shall not park any vehicles in any parking lot overnight, unless the owner of such car is then within the Building, without Landlord's prior consent. Should a motor vehicle be parked by Tenant or by any of its invitees other than in such designated parking areas, or overnight without Landlord's consent, or otherwise fail to be in compliance with all applicable rules and regulations, Landlord may remove or cause the removal of such vehicle from the Property at the cost of the owner thereof, and Landlord shall not be liable to Tenant or any of its Invitees or any other person for any loss or damage which may result therefrom.

                  L. Sidewalks and pedestrian plazas are provided for ingress to and egress from parking areas and building(s). Tenant and Tenant's agents, employees, customers, guests, licensees and Invitees are required to use them at all times and shall not walk on the grass or over plant beds.

                  M. No explosives, firearms, flammables or hazardous substances of any kind shall be brought into the Building or the Premises.

                  N. No refuse or garbage will be stored anywhere except inside the Premises or in areas designated by Landlord.

                  O. Tenant shall comply with all covenants, conditions, restrictions, declarations and similar encumbrances which affect the Building and the Common Areas.

                  Landlord reserves the right to establish and enforce additional rules and regulations and to modify existing rules and regulations for rise safety, maintenance, repair and cleanliness of the Building and the Common Areas, and for the preservation of good order therein, and Tenant agrees to comply with and abide by all such further rules and regulations. Landlord further reserves the right to establish, modify and enforce the roles and regulations as to the parking areas and other Common Areas and Tenant agrees to comply with and abide by the same.

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